SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007

CAREMARK RX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14200		63-1151076
(Commission File Number)		(IRS Employer Identification No.)

211 Commerce Street, Suite 800, Nashville, Tennessee		37201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events

The purpose of this Form 8-K is to update the joint proxy statement/prospectus included in the Registration Statement on Form S-4, file No. 333-139470, filed by CVS Corporation (“CVS”) with the Securities and Exchange Commission and declared effective by the Securities and Exchange Commission on January 19, 2007, and mailed by CVS and Caremark Rx, Inc. (“Caremark”) to their respective stockholders commencing on January 19, 2007. The information contained in this Form 8-K is incorporated by reference into the above mentioned joint proxy statement/prospectus.

Caremark has elected to make the following supplemental disclosures in an effort to provide you with additional information as you consider your vote.

In connection with ongoing considerations of strategic alternatives, Caremark has, over the last few years, reviewed potential transactions with Express Scripts, Inc. (“Express Scripts”). Several meetings in this regard occurred between Caremark and Express Scripts, with such meetings occurring in 2001, 2003 and most recently in 2005. None of these discussions moved past preliminary stages. As Caremark has previously disclosed, in January 2007, the Caremark board of directors concluded that there is no logical or compelling strategic rationale for a combination of Express Scripts and Caremark and that creating a larger pharmacy benefits manager (“PBM”) does not address the evolving dynamics in the pharmaceutical services industry, including the increasingly consumer-centric healthcare environment, greater demand for access to information and personalized pharmaceutical and disease management services, and the ability to better manage costs. After a detailed analysis of Caremark’s existing business, external factors driving change in the industry and opportunities for future growth, Caremark’s board concluded in August 2006 that a combination with a retail pharmacy chain was the most attractive alternative for Caremark to address long-term strategic challenges and opportunities and to create long-term value for stockholders.

Express Scripts asserts that its estimated synergy value includes an estimate of negative synergies arising out of a combination with Caremark. Caremark believes Express Scripts’ synergy amount fails to account fully for the substantial potential negative synergies that could arise from a combination of Express Scripts and Caremark based on feedback Caremark has received from current and prospective clients as well as the significant differences in the pharmaceutical manufacturer contracting strategies employed by the two companies and their respective formularies.

As set forth in the “Background of the Merger” section of the joint proxy statement/prospectus, the Caremark board of directors met a number of times to consider a possible business combination with CVS as well as to discuss certain other strategic opportunities for Caremark. In particular, the Caremark board of directors met and discussed possible strategic opportunities for Caremark on several occasions during 2005 and 2006, including on November 9, 2005, April 5, 2006, May 11, 2006, August 16-17, 2006 and September 25, 2006. In general, these other discussions focused principally upon acquisition opportunities available to Caremark in the healthcare services industry and updates on the status of discussions between Caremark and CVS. The potential transactions discussed at these meetings, other than the CVS transaction, generally involved acquisition candidates and potential opportunities for Caremark that were smaller in size than the CVS transaction. However, the discussions that occurred at the August 16-17, 2006 meeting included a comprehensive review of Caremark’s business and operations, financial resources, key market trends and risks and opportunities, as well as a comprehensive assessment of potential strategic acquisition and merger partners, including potential transactions of a size and character comparable to the CVS transaction.

At the direction of the Caremark board of directors, Caremark’s senior management and legal counsel negotiated the terms of the merger agreement with CVS. Prior to the execution of the merger agreement, the Caremark board of directors was fully briefed on the terms of the merger agreement and took an active role in the merger agreement process by, among other things, instructing Caremark’s management to negotiate certain deal protection and other provisions in the merger agreement.

Mr. Crawford, the current chairman, president, and chief executive officer of Caremark, will become the chairman of the board of directors of the combined CVS/Caremark company and, as is specified in the joint proxy statement/prospectus, has agreed to reduce the amounts due to him under his employment agreement with Caremark following a change of control of Caremark and the merger with CVS. There is no agreement, arrangement, or understanding between the parties mandating a specified length for Mr. Crawford’s tenure as chairman of the combined company.

In an effort to ensure the maximum success of the combined company following the merger, certain executives of Caremark have entered into term sheets with CVS (on behalf of the combined company) agreeing to take positions with the combined company after the completion of the merger. The term sheets will supersede their existing Caremark employment agreements upon completion of the merger and will establish the basic terms and conditions of each executive’s employment with the combined company thereafter. As previously disclosed in the joint proxy statement/prospectus, pursuant to each term sheet, upon the effective time of the merger, the combined company will establish a deferral account as described in the joint proxy statement/prospectus based on the maximum amount of all severance benefits which the executive would have been paid under his or her existing Caremark employment agreement if such executive had been terminated without cause immediately following the merger. In the case of Sara J. Finley and Howard A. McLure, such deferral accounts will be fully vested and will be distributed in a lump sum as soon as practicable after the third anniversary of the completion of the merger or such later date selected by the executive, but it will be distributed earlier upon the executive’s death or any termination of employment. As previously disclosed, the term sheets for Ms. Finley and Mr. McLure also provide for grants of restricted stock units which do not vest if they resign without good reason or are terminated for cause prior to the third anniversary of the effective time of the merger, which grants are designed to retain their services following the merger.

In the case of all other executives executing term sheets and has previously disclosed in the joint proxy statement/prospectus, distributions of amounts in the deferral accounts are subject to certain terms and conditions set forth in the term sheets that are designed to retain the services of these executives following the merger and to create an incentive for them to remain employed with the combined company for at least three years following closing. Term sheets with these other executives provide (for example) that (a) if an executive chooses to leave the combined company without good reason (as defined in the term sheet) or is terminated for cause (as defined in the term sheet) prior to the second anniversary of the effective time of the merger, 100% of the balance credited to such executive’s deferral account will be forfeited; and (b) 50% of the balance credited to an executive’s deferral account will be forfeited if her or she chooses to leave the combined company without good reason or is terminated for cause after the second anniversary of the effective time of the merger but before third anniversary of the effective time of the merger.

The executives who currently have executed term sheets with CVS (on behalf of the combined company) are: Jack Bruner, Peter J. Clemens, Andrew Crawford (Mr. Crawford’s son), Sara J. Finley, David Golding, David Joyner, Bradley S. Karro, James Luthin, Howard A. McLure, Rudy Mladenovic, Diane Nobles, William R. Spalding and Mark Weeks. The estimated amount of the deferral accounts for the 13 executives who currently have signed term sheets is $21,531,680.

CVS, pursuant to the terms of the merger agreement and unless otherwise agreed with Caremark, is obliged to offer similar term sheets to all other Caremark executives who have a title of senior vice president or higher, which will be approximately 24 more individuals.

Further, Caremark and CVS have agreed in the merger agreement that Caremark may implement a retention program to create a financial incentive for certain Caremark employees to remain employed by Caremark through the effective time of the merger. Eligible employees include Caremark employees with a title of vice president or below that have been identified by Caremark’s management as key employees who need to be retained and who might otherwise be concerned about the impact of the merger on their employment status. Approximately 161 employees have been identified as participants in this program to date, and the merger agreement provides that aggregate payments under the program cannot exceed $10 million. Retention payments will be made, assuming satisfaction by the eligible employees with program conditions, within six months of closing of the merger. The program participants do not have employment agreements with Caremark, and they have not been offered the opportunity to sign term sheets with CVS.

As is customary in transactions of this type, the merger agreement with CVS provides that for six years after the effective time of the merger, CVS will provide officers’ and directors’ liability insurance in respect of claims arising from acts or omissions occurring prior to the completion of the merger on terms with respect to coverage and amount no less favorable than those of the Caremark policy in effect on November 1, 2006. In satisfying this obligation, CVS is not obligated to pay an aggregate annual premium in excess of 450% of the current amount.

Under the terms of separate letter agreements, Caremark has agreed to pay its financial advisors, UBS Securities LLC (“UBS”) and J.P. Morgan Securities Inc. (“JPMorgan”), customary fees for their financial advisory services in connection with the merger, portions of which were payable in connection with their opinions and significant portions of which are contingent upon the completion of the merger. Specifically, Caremark has agreed to pay each of UBS and JPMorgan $1.5 million in connection with its opinion and an additional $17.5 million upon the completion of the merger. Caremark may also pay each of UBS and JPMorgan an additional fee of $1 million, in its discretion. Further, Caremark has agreed to pay each of UBS and JPMorgan a termination fee if a transaction with CVS is not completed and Caremark receives a termination fee from CVS with respect to the transaction.

If, within a specified period, Caremark enters into an agreement with respect to, or completes, a merger, business combination, acquisition or other extraordinary corporate transaction with a third party other than CVS (including, without limitation, Express Scripts) UBS and JPMorgan will each be entitled to the same transaction fees with respect to the alternative transaction as would have been received upon the completion of the merger with CVS. Any termination fee paid to UBS or JPMorgan with respect to the CVS transaction will be offset against any transaction fee paid or payable to such financial advisor in connection with an alternative transaction.

Under the terms of a letter agreement with Banc of America Securities LLC (“Banc of America Securities”), Caremark has agreed to pay Banc of America Securities a fee of $750,000 in connection with signing the letter agreement and quarterly advisory fees of $250,000 (subject to a minimum aggregate payment of $500,000) beginning on March 1, 2007. Caremark may also pay Banc of America Securities an additional fee of $3 million, in its discretion. If Caremark requests that Banc of America Securities render an opinion to Caremark, Caremark has agreed to pay Banc of America Securities a fee in an amount to be mutually agreed upon by Caremark and Banc of America Securities. In addition, it is anticipated that Banc of America Securities and/or its affiliates will be participating in the financing for the proposed accelerated share repurchase transaction to be completed by the combined company after completion of the merger, for which services Banc of America Securities and its affiliates would receive significant compensation, including, among other things, acting as joint lead arranger for, and lender under, a new credit facility and joint book running manager on a bond offering.

Further Banc of America Securities and its affiliates in the past have provided and in the future may provide financial advisory and financing services to Caremark and CVS, and have received and in the future may receive fees for the rendering of these services, including, among other things, having acted or currently acting as (1) joint lead arranger, joint book manager and administrative agent for, and lender under, certain credit facilities of Caremark, (2) joint lead arranger, and lender under, certain credit facilities of CVS and (3) book-running manager for certain debt offerings of CVS. In addition, Thomas Ryan, chairman, chief executive officer and president of CVS, is a member of the board of directors of Bank of America Corporation, Banc of America Securities’ parent company. In the ordinary course of business, Banc of America Securities and its affiliates may actively trade or hold securities or loans of Caremark and CVS for Banc of America Securities’ own accounts or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in these securities or loans.

In the event that the merger with CVS is consummated, the plaintiffs in certain previously disclosed ongoing shareholder derivative lawsuits against certain current and former Caremark officers and directors may lack standing to continue to assert their claims. Those derivative lawsuits include, among other things, allegations of stock option backdating. This possibility was not discussed or considered by the Caremark board of directors in approving the CVS merger agreement and recommending that the shareholders vote to approve it. The same possible loss of standing would be present if the proposed Express Scripts transaction were consummated in a merger that resulted in the elimination of Caremark’s public stockholders.

Subsequent to Mr. Crawford’s discussion with Mr. Ryan on December 23, 2006 regarding CVS’s possible response to Express Scripts’ proposal, Mr. Crawford instructed another member of Caremark management to discuss with CVS management the possibility of CVS providing additional consideration in light of Express Scripts’ proposal and current market conditions. Further to that instruction, on December 26, 2006, a member of Caremark management discussed with a member of CVS management the possibility of CVS increasing the consideration provided for in the merger agreement and the timing of such an increase. On December 27, 2006, the Caremark board of directors met telephonically. Mr. Crawford updated the board on his recent discussions with Mr. Ryan and stated his belief that CVS may increase the consideration in the transaction.

On January 7, 2007, the Caremark board of directors again met telephonically and were updated as to, among other things, discussions with CVS regarding the possible increase of consideration provided for in the transaction. CVS then proposed that (1) Caremark declare a special cash dividend in the amount of $2.00 per share of Caremark common stock, payment of which would be conditioned on the completion of the merger, and (2) the combined company effect a share repurchase transaction whereby the combined company will retire 150 million shares of common stock of the combined company shortly after completion of the merger. The Caremark board of directors carefully considered and accepted the proposal as an enhancement of the proposed merger which the Caremark board of directors had already determined to be fair, from a financial point of view, to the Caremark stockholders. The Caremark board of directors also reaffirmed its determination that the Express Scripts proposal does not constitute and is not reasonably likely to lead to a superior proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREMARK RX, INC.

Date: February 12, 2007	By:	/s/ Peter J. Clemens IV
Name: Peter J. Clemens IV Title: Executive Vice President and Chief Financial Officer